EXHIBIT 2.7

AMENDMENT TO

AMENDED AND RESTATED BYLAWS OF

HC GOVERNMENT REALTY TRUST, INC.

This Amendment to Amended and Restated Bylaws of HC Government Realty Trust, Inc. (this “Amendment”) is dated this 21st day of December, 2021.

WITNESSETH

WHEREAS, HC Government Realty Trust, Inc., a Maryland corporation (the “Corporation”), is governed, in part, by the Amended and Restated Bylaws of HC Government Realty Trust, Inc. (the “Bylaws”); and

WHEREAS, pursuant to and in accordance with Article XIV of the Bylaws, the Board of Directors of the Corporation has authorized, approved and adopted this Amendment.

NOW, THEREFORE, the undersigned hereby certifies as follows:

1. DEFINED TERMS; REFERENCES.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Bylaws. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “these Bylaws” and each other similar reference contained in the Bylaws shall, after the date hereof, refer to the Bylaws as amended hereby.

2. AMENDMENT.

Section 5.8 of Article V of the Bylaws is hereby deleted in its entirety and replaced with the following:

“Section 5.8 PRESIDENT. The president shall have such duties as may be assigned to the president by the Board of Directors or the chief executive officer.”

3. TITLES AND HEADINGS; NO FURTHER AMENDMENT.

The headings in this Amendment are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment. Except as herein amended, the provisions of the Bylaws shall remain in full force and effect.

[Signature on next page]

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IN WITNESS WHEREOF, the Board of Directors of the Corporation authorized, approved and adopted this Amendment to Amended and Restated Bylaws of HC Government Realty Trust, Inc. as of the date first written above.

HC GOVERNMENT REALTY TRUST, INC.

By:	/s/ Steven A. Hale II
Name:	Steven A. Hale II
Title:	Chairman, Chief Executive Officer and President

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